As filed with the Securities and Exchange Commission on July 31, 2002

File No. 333-96927

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-0873124

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2601 S. Bayshore Drive
Miami, Florida 33133
(305) 856-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

José E. González, Esq.
General Counsel
Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami, Florida 33133
(305) 856-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:
Paul Berkowitz, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

Approximate date of commencement of proposed sale to the public:

From time to time or at one time after this Registration Statement becomes effective

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INTRODUCTORY NOTE

This Pre-Effective Amendment No. 1 to Registration Statement No. 333-96927 is being filed with the Securities and Exchange Commission in order to include Item 16 and Exhibit 5.1 thereto. The Prospectus which forms a part of this Pre-Effective Amendment No. 1 is identical to the Prospectus as filed with the Securities and Exchange Commission on July 23, 2002, which Prospectus is not separately included in this Pre-Effective Amendment No. 1.

Item 16. Exhibits

     The following exhibits, which are furnished with this registration statement or incorporated by reference, are filed as part of this registration statement:

3.1	Restated Certificate of Incorporation of the Registrant (1)

3.2	Restated Bylaws of the Registrant (1)

5.1	Opinion of Greenberg Traurig, P.A.

10.1	Put and Warrant Purchase Agreement, between Terremark Worldwide, Inc. and TD Global Finance, dated April 10, 2002(2)

23.1	Consent of Independent Certified Public Accountants(2)

24.1	Power of Attorney (contained in Exhibit 5.1)

(1)	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-3 filed May 15, 2000.

(2)	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-3 filed July 23, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, state of Florida, on July 31, 2002.

TERREMARK WORLDWIDE, INC.

By: /s/ MANUEL D. MEDINA

Manuel D. Medina Chairman of the Board Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Greenberg Traurig, P.A.

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